Exhibit 10.8a

October 12, 2012

SolarCity Corporation

3055 Clearview Way

San Mateo, CA 94127

RE:	Consent to Revision of Schedule 7.01 to the Term Credit Agreement

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of March 8, 2012 (“Term Credit Agreement”) among SolarCity Corporation, a Delaware corporation (“Borrower”), the Lenders thereunder (“Term Lenders”), Bank of America, N.A., as administrative agent (in such capacity, “Term Facility Agent”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book manager.

Pursuant to Section 7.01 of the Term Credit Agreement, Borrower is not permitted to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, except for Permitted Liens. As a result of a filing error by the Delaware Secretary of State, as of the Closing Date, Borrower was unaware of a UCC financing statement recorded with the Delaware Secretary of State on March 19, 2009 with the filing number 90892031, naming Duvera Billing Services, LLC as the secured party thereunder and Borrower as the debtor thereunder (the “Duvera Lien”). Subsequent to the Closing Date, Borrower learned of and informed Term Lenders and Term Facility Agent of the existence of the Duvera Lien. Borrower now requests the Duvera Lien be added to Schedule 7.01 of the Term Credit Agreement.

Term Facility Agent and Term Lenders (by their acceptance and agreement below) hereby consent and authorize the deletion of Schedule 7.01 of the Term Credit Agreement in its entirety and replacement with the Schedule 7.01 attached hereto, effective as of the Closing Date.

The consent set forth above shall be effective only in this specific instance and for the specific purpose for which it is given, and this consent shall not entitle Borrower to any other or further consent or waiver in any similar or other circumstances. The consent set forth above shall be limited precisely as written and shall not be deemed to (a) be a waiver or modification of any other term or condition of the Term Credit Agreement or any other Loan Document (as defined in the Term Credit Agreement) or (b) prejudice any right or remedy which Term Facility Agent or Term Lenders may now have or may have in the future under or in connection with the Term Credit Agreement or any Loan Document (as defined in the Term Credit Agreement).

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this letter agreement by telefacsimile or other electronic transmission shall be equally as effective as delivery of an original executed counterpart of this letter agreement. Any party delivering an executed counterpart of this letter agreement by telefacsimile or other electronic transmission shall also deliver an original executed counterpart of this letter agreement, but the failure to do so shall not affect the validity, enforceability or binding effect of this letter agreement.

Please acknowledge your receipt of this letter agreement and acceptance of the foregoing terms and conditions by signing and dating the enclosed counterpart of this letter agreement where indicated below and returning the same to the undersigned as soon as possible.

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If the foregoing is in accordance with your understanding, please sign and return this letter agreement to us.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Rosanne Parsill
Rosanne Parsill
Vice President, Agency Management

Consent Letter - Term Credit Agreement

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

BANK OF AMERICA, N.A., as Term Lender

By:	/s/ John R. Dauphin
Name:	John R. Dauphin
Title:	Vice President

Consent Letter - Term Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Term Lender

By:	/s/ BILL O’DALY
Name:	BILL O’DALY
Title:	DIRECTOR

By:	/s/ Tyler R. Smith
Name:	Tyler R. Smith
Title:	Associate

Consent Letter - Term Credit Agreement

GOLDMAN SACHS BANK USA, as a Term Lender

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

Consent Letter - Term Credit Agreement

SOLARCITY CORPORATION

By:	/s/ Robert Kelly
Name:	Robert Kelly
Title:	Chief Financial Officer

Consent Letter - Term Credit Agreement

SCHEDULE 7.01

Existing Liens

(1)	Lien on specific computer equipment and peripherals in favor of Dell Financial Services, L.P.;

(2)	Lien on specific computer equipment in favor of FPC Funding II, LLC;

(3)	Lien on lien on specific software in favor of IBM Credit LLC;

(4)	Liens on specific equipment in favor of Wells Fargo Bank, N.A.;

(5)	Lien on specific equipment in favor of MB Financial Bank, N.A.;

(6)	Lien on specific equipment in favor of NMHG Financial Services, Inc.;

(7)	Lien on specific office equipment in favor of CIT Technology Financing Services, Inc.;

(8)	Liens on specific equipment in favor of CIT Finance LLC;

(9)	Lien on specific installed modules and inverters in favor of National Bank of Arizona;

(10)	Liens on specific equipment in favor of De Lage Landen Financial Services, Inc.;

(11)	Liens on certain equipment leases in favor of Landlord 2008-A, LLC;

(12)	Liens on certain equipment leases in favor of USB SolarCity Owner 2009, LLC;

(13)	Liens on certain equipment leases in favor of USB SolarCity Owner 2009-2010, LLC;

(14)	Liens on certain equipment leases in favor of USB SolarCity Owner III, LLC;

(15)	Liens on certain equipment in favor of Canon Financial Services;

(16)	The lien on all assets (except the Collateral) securing the obligations of the Borrower under that certain revolving credit facility contemplated by the Revolving Credit Agreement, dated as of April 1, 2011, among the Borrower, the lenders parties thereto and U.S. Bank National Association, as agent, as supplemented by that certain Promissory Note, dated April 15, 2011, by Borrower for the benefit Bridge Bank, National Association, for an amount equal to $10,000,000, as more particularly described therein.

(17)	The lien on certain vehicles securing the obligations of the Borrower under that certain Term Loan Agreement, dated as of January 24, 2011, by and between Borrower and U.S. Bank National Association, as more particularly described therein.

(18)	Liens on certain vehicles purchased with the proceeds of various auto-loans used to finance the purchase of vehicles with auto dealerships, securing the obligations of the Borrower.

(19)	The lien on all Performance Based Incentive Rebates in connection with the Otay Mesa Border Station 247 pursuant to the Purchase Agreement dated May 31, 2008 in favor of Duvera Billing Services, LLC.